Exhibit 4.8.5



         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAW.

                                     WARRANT

Warrant No.    ________                                   _______________, 20___

                To Purchase ___________ Shares of Common Stock of
     First Montauk Financial Corp., a New Jersey corporation (the "Company")

1. Number of Shares; Exercise Price; Term. This certifies that for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged __________ ("Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time from after the date hereof and at or prior to 11:59 p.m. Central Time, on _______________, 20___ [INSERT DATE FIVE YEARS FROM DATE OF ISSUANCE] (the "Expiration Time"), but not thereafter, to acquire from the Company, in whole or in part, from time to time, up to _______ fully paid and nonassessable shares (the "Shares") of Common Stock, no par value, of the Company ("Common Stock"), at a purchase price of $0.35 per share (the "Exercise Price"). The right to purchase all of the Shares under the Warrant shall vest immediately upon issuance of this Warrant. The number of Shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time, prior to the Expiration Time, by the surrender of this Warrant and the Notice of Exercise annexed hereto, all duly completed and executed on behalf of the Holder, at the office of the Company in Red Bank, New Jersey (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and upon payment of the Exercise Price for the Shares thereby purchased (by cash, certified or cashier's check, or wire transfer payable to the Company). Thereupon, the Holder as the holder of this Warrant, shall be entitled to receive from the Company a stock certificate in proper form representing the number of Shares so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of Shares equal to the difference, if any, between the number of Shares subject hereto and the number of Shares as to which this Warrant is so exercised.

3. Issuance of Shares. Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable period of time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. All Shares that may be issued upon the exercise of this Warrant shall, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder as the holder of the Warrant or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the Shares so issued shall be and shall for all purposes be deemed to have been issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of Shares, equal to the number of such Shares purchasable upon the exercise of this Warrant.

4. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Holder as the holder hereof would otherwise be entitled, the Holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional Share above the Exercise Price for such fractional share (as determined in good faith by the Company) or (ii) a whole Share if the Holder tenders the Exercise Price for one whole share.

5. No Rights as Shareholders. This Warrant does not entitle the Holder as a holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

6. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder as the registered holder at the office or agency of the Company referenced in Section 2 hereof, for a new Warrant in substantially identical form and dated as of such exchange. The Company shall maintain at the office or agency referenced in Section 2 hereof, a registry showing the name and address of the Holder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation and reissuance, in lieu of this Warrant.

8. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

9. Adjustments of Rights. The Exercise Price and/or the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

9.1 Special Definitions. For purposes of this Section 9, the following definitions apply:

(a) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 9.3, deemed to be issued) by the Company after the Note Date, other than shares of Common Stock issued or issuable:

(i)               upon conversion of the Promissory Note;

(ii) upon exercise of this Warrant or any warrant issued in connection with the Promissory Note;

(iii) upon the exercise of any Anti-Dilution Exempt Securities (as defined and listed in the Purchase Agreement) for shares of Common Stock outstanding as of the Note Date;

(iv) for which adjustment of the Exercise Price (defined below) is made pursuant to the Sections 9.6, 9.7 or 9.8 below;

(b) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock, directly or indirectly.

(c)               "Exercise Price" shall mean the Exercise Price, as adjusted.

(d)               "Note Date" shall mean the date of the Promissory Note.

(e) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

9.2 No Adjustment of Exercise Price. No adjustment in the Exercise Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 9.5 hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to, such issue.

9.3 Deemed Issue of Additional Shares of Common Stock. In the event the Company at any time or from time to time after the Note Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(a) no further adjustments in the Exercise Price shall be made upon the subsequent issue of such Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(i) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued  upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus
                  the additional   consideration,   if  any,  actually  received
                  by  the  Company  upon  such conversion or exchange; and

(ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of such Options; and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(d) no readjustment pursuant to subsections (c)(i) or (c)(ii) above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date immediately prior to such adjustment, or (ii) the Exercise Price that would have resulted from other issuances of Additional Shares of Common Stock between the Note Date and such readjustment date immediately prior to such adjustment; and

(e) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Exercise Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made.

9.4 Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company at any time after the Note Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 9.3) without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issuance, then and in such event, the Exercise Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the lower of (1) the Exercise Price in effect on the date of and immediately prior to such issuance or (2) ninety percent (90%) of the Weighted Average Dilution Price (the "Recalculated Price"); provided, that (A) if the Weighted Average Dilution Price is less than or equal to $0.28 and greater than or equal to $0.25, the Recalculated Price shall equal $0.25, and (B) if the Weighted Average Dilution Price is less than $0.25, the Recalculated Price shall equal the Weighted Average Dilution Price. As used herein, the "Weighted Average Dilution Price" shall be determined by multiplying the Exercise Price in effect on the date of and immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, plus the number of such Additional Shares of Common Stock so issued. For the purpose of the foregoing calculation of the Weighted Average Dilution Price, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully converted basis, as if all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance; provided that the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation).

9.5 Determination of Consideration. For purposes of this Section 9, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)               Cash and Property. Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(ii) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Company and Holder; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in subsections (i) and (ii) above, as determined in good faith by the Company and Holder.

(b) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 9.3, relating to Options and Convertible Securities, shall be determined by dividing: (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities; or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities;
                  by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

9.6 Adjustments to Exercise Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Company at any time or from time to time after the Note Date (a) shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, (b) shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or
         (c) in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Exercise Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

9.7 Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 9.6 or a merger or other reorganization referred to in Section 9.8), the Exercise Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that (i) this Warrant shall be exercisable for the number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon exercise of this Warrant immediately before that change.

9.8 Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 9), provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon exercise would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 9 with respect to the rights of the Holder of this Warrant after the recapitalization to the end that the provisions of this Section 9 (including adjustment of the Exercise Price then in effect and the number of shares purchasable upon exercise of this Warrant) shall apply in a manner following such event as nearly equivalent as may be practicable to the manner in which such provisions apply prior to such event.

9.9 Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to this Section 9, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

9.10 Notice of Adjustments; Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to this Section 9, the Company shall issue and provide to the Holder as the holder of this Warrant, within ten (10) days after the event requiring the adjustment, a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment.

10. Charges, Taxes and Expenses. Certificates for Shares issued upon exercise of this Warrant shall be issued in the name of the Holder. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

11. Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and the Holder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing this Warrant.

12. Binding Effect; Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Illinois and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

13. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder as the holder hereof.

14. Notice. All notices hereunder shall be in writing and shall be given in accordance with the Note Purchase Agreement dated December 7, 2007 between the Holder and the Company.

15. Entire Agreement. This Warrant, the Note Purchase Agreement, the form attached hereto, and the agreements referred to herein and therein contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, First Montauk Financial Corp. has caused this Warrant to be executed by its duly authorized officer.

Dated as of: _________________________

                                  First Montauk Financial Corp.,
                                  a New Jersey corporation

                                  By:      /s/ Victor K. Kurylak
                                          --------------------------------------
                                  Its:    President and Chief Executive Officer
                                          --------------------------------------

                           FORM OF NOTICE OF EXERCISE

To:      First Montauk Financial Corp.

1. The undersigned hereby elects to purchase ________________ shares (the "Shares") of Common Stock, no par value, of First Montauk Financial Corp. (the "Company") pursuant to the terms of the attached Warrant (the "Warrant"), and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant.

2. The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

3. The undersigned understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4. The undersigned understands the certificates evidencing the Shares may bear one or all of the following legends:

4.1 "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAW."

4.2      Any legend required by applicable state law.

5. Please issue a certificate or certificates representing said Shares in the name of the undersigned.



6. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.



Date:
      -----------------------------


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                                        Signature